Exhibit 99.1

(1)  Lawrence First is the Chief Investment Officer and Managing Director of Ascribe Capital LLC ("Ascribe Capital") and Ascribe Management LLC (“Ascribe Management”, and together with Ascribe Capital, “Ascribe”). Ascribe Capital is the investment manager of Ascribe III Investments LLC (“Fund III”). Ascribe Management is the investment manager of Ascribe II Investments LLC (“Fund II”, and together with Fund III, the “Funds”). The Funds hold common stock, par value $0.01, of the issuer. American Securities LLC. (“American Securities”) is the 100% owner of Ascribe Capital and Ascribe Management. Ascribe Opportunities Fund III, L.P. (“Opportunities III”) and Ascribe Opportunities Fund III(B), L.P. (“Opportunities III(B)”) are the sole members of Fund III.  Ascribe Associates III, LLC (“Associates III”) is the general partner of Opportunities III and Opportunities III(B) and AS/Ascribe III Investors, LLC (“Investors III”) is a limited partner in Opportunities III(B). AS/Ascribe III Associates, LLC is the sole member of Associates III. American Securities is the manager of Investors III. Ascribe Opportunities Fund II, L.P. (“Opportunities II”) and Ascribe Opportunities Fund II(B), L.P. (“Opportunities II(B)”) are the sole members of Fund II.  Ascribe Associates II, LLC (“Associates II”) is the general partner of Opportunities II and Opportunities II(B)) and AS/Ascribe II Investors, LLC (“Investors II”) is a limited partner in Opportunities II(B). AS/Ascribe II Associates, LLC is the sole member of Associates II.

Each of Ascribe Capital, Ascribe Management, American Securities, Ascribe Associates III, LLC, AS/Ascribe III Investors, LLC, Ascribe Opportunities Fund III, L.P., Ascribe Opportunities Fund III(B), L.P., AS/Ascribe III Associates, LLC, Ascribe Associates II, LLC, AS/Ascribe II Investors, LLC, Ascribe Opportunities Fund II, L.P., Ascribe Opportunities Fund II(B), L.P. and AS/Ascribe II Associates, LLC may be deemed to share beneficial ownership of the common stock of the issuer held by the Funds. This report does not include any common stock of the issuer held by the Funds or that may be deemed to be beneficially owned by any Ascribe investment manager or other Ascribe entity affiliated with the Funds. Mr. First disclaims beneficial ownership of the common stock held by the Funds, except to the extent of his pecuniary interests.